MEDIA CONTACT:	ANALYSTS CONTACT:
Melissa McHenry	Bette Jo Rozsa
Sr. Manager, Corporate Media Relations	Managing Director, Investor Relations
614/716-1120	614/716-2840

FOR IMMEDIATE RELEASE

AEP REPORTS 2009 FIRST-QUARTER EARNINGS

•	2009 first-quarter earnings: GAAP and ongoing $0.89 per share
•	Impact of lower off-system sales and reduced industrial sales somewhat offset by higher rates in several jurisdictions
•	Company reaffirms its 2009 ongoing guidance of between $2.75 and $3.05 per share

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	1st quarter ended March 31
	2008	2009	Variance
Revenue ($ in billions)	3.5	3.5	0.0
Earnings ($ in millions):
GAAP	573	360	(213)
Ongoing	410	360	(50)
EPS ($):
GAAP	1.43	0.89	(0.54)
Ongoing	1.02	0.89	(0.13)
EPS based on 401mm shares in Q1 2008, 407mm in Q1 2009

COLUMBUS, Ohio, April 24, 2009 – American Electric Power (NYSE: AEP) today reported 2009  first-quarter earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $360 million, or $0.89 per share, compared with $573 million, or $1.43 per share, for first-quarter 2008.

Ongoing earnings (earnings excluding special items) for the quarter were also $360 million, or $0.89 per share, compared with $410 million, or $1.02 per share, for first-quarter 2008.

A full reconciliation of GAAP earnings to ongoing earnings is included in tables at the end of this news release.

EARNINGS GUIDANCE

AEP reaffirmed its recently revised ongoing earnings guidance range for 2009 of between $2.75 and $3.05 per share. In providing ongoing earnings guidance, there could be differences between ongoing earnings and GAAP earnings for matters such as, but not limited to, divestitures or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

 “But for the negative impact of the economic downturn, our performance in the beginning of 2009 would reflect very positively on our earnings,” said Michael G. Morris, AEP chairman, president and chief executive officer. “Residential sales remain reasonably strong, and we will continue to benefit from positive rate decisions at several of our operating companies, including $679 million in rate decisions already this year. Our operations and maintenance expenses are a little higher year-over-year because of storm expenses, but we are on track to keep them flat with 2008 levels.

“However, these positives are not enough to offset the significant negative impacts from declining industrial load and off-system sales margins and volumes. Declining demand across the country combined with the lowest natural gas prices in years is significantly impacting the volume and price we can realize for the excess generation we sell into the marketplace. Additionally, we are seeing declines in industrial usage averaging 15 percent throughout our service area.

“We are taking proactive steps to manage these negative impacts. We are maintaining our planned $2.6 billion capital spend in 2009 but have significantly cut our 2010 capital budget to $1.8 billion from a planned $3.4 billion. With depreciation of approximately $1.2 billion per year, our planned capital spend of $6.2 billion through 2011 still will provide earnings growth of 2 to 4 percent over the next few years. More important, our extraordinarily successful equity offering in early April, netting proceeds of approximately $1.64 billion, will allow us to pay down debt and strengthen our balance sheet so that we are well-positioned to adjust our plan and accelerate capital investment and earnings growth as the economy rebounds,” Morris said.

SUMMARY ONGOING RESULTS BY SEGMENT
$ in millions except EPS

	Q1 08	Q1 09	Variance
Utility Operations	410	343	(67)
Ongoing EPS	1.02	0.84	(0.18)
AEP River Operations	7	11	4
Ongoing EPS	0.02	0.03	0.01
Generation and Marketing	1	24	23
Ongoing EPS	0.00	0.06	0.06
All Other	(8)	(18)	(10)
Ongoing EPS	(0.02)	(0.04)	(0.02)
Ongoing Earnings	410	360	(50)
Ongoing EPS	1.02	0.89	(0.13)
EPS based on 401mm shares in Q1 2008, 407mm in Q1 2009

Ongoing earnings from Utility Operations decreased by $67 million during the first quarter of 2009 compared with the same period in 2008 as the result of lower sales to industrial customers, lower off-system sales and higher operating expenses. These unfavorable items were somewhat offset by increased rates, primarily in AEP’s utilities in Virginia, Indiana and Oklahoma, the activation of a fuel clause in Ohio, and by insurance payments related to the September 2008 fire and resulting outage at Cook Nuclear Plant in Michigan.

Results for AEP’s River Operations were higher in first-quarter 2009 compared with the same period in 2008 primarily because of lower fuel costs and gains on the sale of two older towboats, somewhat offset by lower revenues resulting from reduced import volumes and lower freight rates.

 Generation and Marketing, which includes AEP’s non-regulated generating, marketing and risk management activities primarily in the Electric Reliability Council of Texas (ERCOT), increased $23 million in the first quarter of 2009 compared with the same period in 2008 as the result of higher gross margins from marketing activities.

All Other, which includes the Parent Company and other investments, was unfavorable by $10 million in first-quarter 2009 compared with the same period in 2008 because of higher interest expense at the Parent.

ONGOING RESULTS FROM UTILITY OPERATIONS
$ in millions except EPS

	Q1 08	Q1 09	Variance
East Regulated Integrated Utilities	594	691	97
Ohio Companies	696	639	(57)
West Regulated Integrated Utilities	223	239	16
Texas Wires	122	127	5
Off-System Sales	221	85	(136)
Transmission Revenue - 3rd Party	80	84	4
Other Operating Revenue	145	206	61
Utility Gross Margin	2,081	2,071	(10)
Operations & Maintenance	(747)	(803)	(56)
Depreciation & Amortization	(355)	(373)	(18)
Taxes Other Than Income Taxes	(194)	(194)	0
Interest Expense & Preferred Dividend	(210)	(221)	(11)
Other Income & Deductions	42	31	(11)
Income Taxes	(207)	(168)	39
Utility Operations Ongoing Earnings	410	343	(67)
Ongoing EPS	1.02	0.84	(0.18)
EPS based on 401mm shares in Q1 2008, 407mm in Q1 2009

Retail Sales –The improvement in retail gross margins in the first quarter of 2009 reflects the favorable impact of higher rates in several jurisdictions and the impacts of the Ohio Companies’ Electric Security Plan, including activation of a fuel clause with associated deferrals, which was approved by the Public Utilities Commission of Ohio March 18. When compared with first-quarter 2008, these margin increases were partially offset by lower industrial usage and the favorable 2008 impact of a coal contract amendment that lowered fuel expenses at Ohio Power. The impact of weather was essentially flat.

Off-System Sales – Gross margins from Off-System Sales decreased $136 million for the first quarter of 2009 primarily because of lower volumes and prices that reflect weak market demand and a significant drop in natural gas prices.

Transmission Revenues – Transmission revenues were higher in first-quarter 2009 primarily due to increased Southwest Power Pool revenues.

Other Operating Revenue – The increase in Other Operating Revenue during first-quarter 2009 compared with first-quarter 2008 is primarily because of the accidental outage insurance payments related to the fire at the Cook Nuclear Plant. A portion of these insurance proceeds are offsetting higher fuel costs.

Operations & Maintenance Expense – Operations and Maintenance expenses in first-quarter 2009 were $56 million higher than in first-quarter 2008 primarily because of storm expenses in 2009 and the establishment of a regulatory asset in 2008 to recover storm expenses incurred by Public Service Company of Oklahoma. These unfavorable variances were somewhat offset by lower production costs and administrative and general expenses in the current period.

Depreciation & Amortization – The increase in Depreciation and Amortization in the first quarter of 2009, when compared with the prior period, is primarily attributed to an increase in plant balances and higher depreciation rates at Ohio Power.

Interest Expense & Preferred Dividends – The increase in Interest Expense during first-quarter 2009 compared with the same period in 2008 is primarily the result of increased long-term debt and higher interest rates.

Other Income & Deductions – The decrease in Income and Deductions in first-quarter 2009 over first-quarter 2008 is primarily because of lower carrying-cost income and accrued interest income related to a 2008 federal tax refund claim.

WEBCAST

American Electric Power’s company update and quarterly earnings meeting with financial analysts will be broadcast live over the Internet at 8:30 a.m. EDT today at http://www.aep.com/go/webcasts. The webcast will include audio and visuals of charts and graphics referred to by AEP management. The charts and graphics will be available for download at http://www.aep.com/go/webcasts .

The webcast will be archived on http://www.aep.com/go/webcasts for those unable to view the live webcast.

Minimum requirements to listen to broadcast: The Windows Media Player software, free from http://windowsmedia.com/download, and at least a 56Kbps connection to the Internet.

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American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation’s largest generators of electricity, owning nearly 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation’s largest electricity transmission system, a nearly 39,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP’s transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP’s utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP’s headquarters are in Columbus, Ohio.

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AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. AEP’s management believes that the company’s ongoing earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company’s performance. AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses ongoing earnings data internally to measure performance against budget and to report to AEP’s board of directors.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions, including storms; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of generating capacity and the performance of AEP’s generating plants; AEP’s ability to recover regulatory assets and stranded costs in connection with deregulation; AEP’s ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP’s ability to build or acquire generating capacity (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs (including the costs of projects that are canceled) through applicable rate cases or competitive rates; new legislation, litigation and government regulation, including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance); resolution of litigation (including disputes arising from the bankruptcy of Enron Corp. and related matters); AEP’s ability to constrain operation and maintenance costs; the economic climate and growth or contraction in AEP’s service territory and changes in market demand and demographic patterns; inflationary and interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impacting AEP’s ability to refinance existing debt at attractive rates; AEP’s ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading markets; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas, coal, nuclear fuel and other energy-related commodities; changes in utility regulation, including the implementation of the recently passed utility law in Ohio and the allocation of costs within regional transmission organizations; accounting pronouncements periodically issued by accounting standard-setting bodies; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans and nuclear decommissioning trust and the impact on future funding requirements; prices for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.

American Electric Power
Financial Results for 1st Quarter 2009 Actual vs 1st Quarter 2008 Actual

		2008 Actual		2009 Actual
		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	East Regulated Integrated Utilities	594		691
2	Ohio Companies	696		639
3	West Regulated Integrated Utilities	223		239
4	Texas Wires	122		127
5	Off-System Sales	221		85
6	Transmission Revenue - 3rd Party	80		84
7	Other Operating Revenue	145		206
8	Utility Gross Margin	2,081		2,071

9	Operations & Maintenance	(747)		(803)
10	Depreciation & Amortization	(355)		(373)
11	Taxes Other than Income Taxes	(194)		(194)
12	Interest Exp & Preferred Dividend	(210)		(221)
13	Other Income & Deductions	42		31
14	Income Taxes	(207)		(168)
15	Utility Operations On-Going Earnings	410	1.02	343	0.84

	NON-UTILITY OPERATIONS:
16	AEP River Operations	7	0.02	11	0.03
17	Generation & Marketing	1	-	24	0.06

18	Parent & Other On-Going Earnings	(8)	(0.02)	(18)	(0.04)

19	ON-GOING EARNINGS	410	1.02	360	0.89

Note: For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power

Financial Results for the 1st Quarter 2009
Reconciliation of On-going to Reported Earnings

	2009
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

On-going Earnings	343	11	24	(18)	360	$0.89

Total Special Items	-	-	-	-	-	$-

Reported Earnings	343	11	24	(18)	360	$0.89

Financial Results for the 1st Quarter 2008
Reconciliation of On-going to Reported Earnings

	2008
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

On-going Earnings	410	7	1	(8)	410	$1.02

Dispositions:
Tractebel Settlement	-	-	-	163	163	$0.41

Total Special Items	-	-	-	163	163	$0.41

Reported Earnings	410	7	1	155	573	$1.43

American Electric Power
Summary of Selected Sales Data
For Domestic Operations
(Data based on preliminary, unaudited results)

	3 Months Ended March 31,
	2008	2009	Change

ENERGY & DELIVERY SUMMARY
Retail - Domestic Electric (in millions of kWh):
Residential	14,500	14,368	-0.9%
Commercial	9,547	9,395	-1.6%
Industrial	14,350	12,126	-15.5%
Miscellaneous	609	576	-5.4%
Total Domestic Retail (a)	39,006	36,465	-6.5%

Wholesale - Domestic Electric (in millions of kWh): (b)	11,742	6,777	-42.3%

Texas Wires Delivery (in millions of kWh):	5,823	5,738	-1.5%

(a)	The energy summary represents load supplied by AEP. Delivery of energy by Texas Wires supplied by others is not included.

(b)	Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.